UNIT SUBSCRIPTION AGREEMENT

This UNIT SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of July 24, 2009 is made and entered into by and among ECOSYSTEM CORPORATION, a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, whose names are set forth on Exhibit A hereto (which persons and entities are herein collectively referred to as the “Senior Investors” and each individually as an “Senior Investor”).

RECITALS

WHEREAS, the Company has authorized the sale and issuance of an aggregate of SEVEN HUNDRED SIXTY SIX THOUSAND ONE HUNDRED NINETY (766,190) shares of its Series E Preferred Stock, with a face value of ONE HUNDRED DOLLARS ($100.00) per share, for a total of SEVENTY SIX MILLION SIX HUNDRED NINETEEN THOUSAND DOLLARS ($76,619,000) of equity funding in a 500 unit placement consisting of shares and warrants set at prices specified in this Agreement; and,

WHEREAS, each Investor desires to purchase from the Company, and the Company desires to issue and sell to each Investor, certain Units consisting of shares of the Series E Shares of the Company plus a specified number of Senior Warrants as described in, and on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual agreements, covenants, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions

The capitalized terms not otherwise defined herein shall have that meaning ascribed to them in the Account Management Agreement of even date herewith by and between the Company and the Senior Investors.

Amended Certificate:

Those official instruments representing the Series E Shares, the Common Shares and the Warrants to purchase Common Shares of the Company sold to the Investors. Such Certificates will be delivered to the Intermediary in the names of the individual Investors.

Breakout:

That transfer of cash from the Company Cash Account with the Intermediary to the Working Account while simultaneously uncovering that portion of the Series E Shares or Common Shares previously purchased by the Senior Investors.

Breakout Calculator:

That certain Excel file titled “ESYM – ELCO Instructions & Forms (Senior).xls” that can be used to automatically produce the Series E Conversion Notice and the Senior Purchase Price proceeds to be released to the Working Account.

Business Day:

Means a day, not being a Saturday or Sunday, on which banks are open for business in the City of Nassau.

Common Stock:

The Company's common stock, par value $0.001 per share.

Company Cash Account:

The capital account formed in the name of Company at the Intermediary to manage the disbursal of the Senior Purchase Price to the Company. The Company Cash Account shall not bear interest. The wire instructions for payment of the Senior Purchase Price to the Company Cash Account at the Closing on the Company Closing Date are provided here:

Bank Name:	___________
Bank Address:	___________
___________
(___) ______
Account Name:	___________
Account Number:	___________
ABA Number:	___________

Company Closing Date:

Shall mean July 20, 2009, at which date the full Senior Purchase Price shall be deposited by the Senior Investors in the Company Cash Account.

Conversion:

That process whereby the company preferred shares shall be exchanged for Common Shares beginning with the filing of a Conversion Notice.

Fees:

The fees to be paid to Catwalk Capital, LLC, the Lead Investor and the Intermediary according to the Use of Proceeds schedule set forth in Exhibit C attached hereto.

Intermediary:

ELCO SECURITIES, LTD., a registered broker dealer operating under license by the Bahamian Government, with an address at Loyalist Plaza, Don Mackay Boulevard, Marsh Harbour Abaco, Bahamas, as the party who shall hold all agreements, cash and securities to be provided as part of this Agreement.

Initial Series E Conversion Rate:

A one-time only Conversion rate of $0.01 per Common Share applicable for the Senior Conversion Reserve, issuable to each relevant Senior Investor upon filing of the Initial Series E Conversion Notice.

Market Price:

Defined as the average 30 day closing bid price as posted on the OTCBB or on such U.S. National Exchange upon which the Common Shares may be listed.

Material Adverse Effect:

Shall mean, with respect to any Person,  an adverse effect on the business, assets, financial condition or results of operations of such Person and its subsidiaries, if any, taken as a whole.

Person:

Shall mean an individual, corporation, partnership, limited liability company or partnership, association, trust, joint venture or other entity.

Certificate:

Shall mean the Company's Amended Certificate of Incorporation available for inspection upon request.

SEC:

Shall mean the United States Securities and Exchange Commission.

Securities:

Those instruments of Certificated and Uncertificated Series E Shares, Common Shares and Warrants evidencing the Investors’ respective ownership in Company.

Senior Conversion Reserve:

2,000,000 Common Shares issuable upon filing of the Initial Series E Conversion Notice at the Initial Series E Conversion Rate, corresponding to no more than 4.00% of the then-current issued and outstanding Common Shares, issued in the name of each of the Senior Investors (for a total of 10,000,000 Common Shares) prior to the Initial Breakout.

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Senior Warrants:

The right to purchase additional Common Shares granted to the Senior Investors by the Company in the Subscription Agreement, which Senior Warrants shall be exercisable at the exercise prices set forth in Exhibit A.

Series E Conversion Notice:

The form to be completed by the Intermediary to convert the Series E Shares into Common Shares, a copy of which is provided in Exhibit D hereto.

Series E Conversion Rate:

The rate at which the Series E Shares shall be convertible into Common Shares, which rate shall be equal to the number of Series E Shares to be converted times ONE HUNDRED DOLLARS ($100.00) (the “Face Value”) per Series E Share, divided by the “Breakout Price” specified in the schedule provided in Table 2 of Section 2 hereof (the “Series E Conversion Rate”); provided, however, that if the Market Price for the Common Shares is LESS than the “Minimum Conversion Price” specified in the schedule provided in Table 2 of Section 2 hereof at the time of conversion, then the Series E Conversion Rate for the amount of Series E Shares to be converted that month shall be equal to SIXTY PERCENT (60%) of the Market Price (the “Protected Conversion Rate”).

Thus, for example, if in Month 1 the Market Price is $1.00 per Common Share (which is less than the Minimum Conversion Price as listed in Exhibit A), then the Protected Conversion Rate shall apply as shown here:

((Number of Series E Shares) x (Face Value)) ÷ (Market Price*0.60)) =
((10,000.00) x ($100.00)) ÷ ($0.60) = 1,666,667 Common Shares

If in Month 2 as shown in Table 1 of Exhibit A, the Market Price is $4.00 per Common Share (which is more than the Minimum Conversion Price as listed in Table 1 of Exhibit A), then the Breakout Price shall apply as shown here:

((Number of Series E Shares) x (Face Value)) ÷ (Breakout Price) =
((10,000.00) x ($100.00)) ÷ ($2.06) = 487,437 Common Shares
Series E Shares:

Shall mean that class of Company preferred shares having a face value of $100.00 per share, the right to convert into shares of Common Stock based on the Series E Conversion Rate, and such other rights and privileges set forth in the Series E Preferred Stock Certificate of Designations.

Trailing Volume:

Shall be equal to the average daily volume for the Common Shares during the 30 calendar days preceding each Breakout multiplied by the number of trading days during the 30 calendar days preceding each Breakout.

Transaction Documents:

Shall mean the Account Management Agreement (“AMA”), the Senior Warrant and Series E Share Certificates and this Agreement.

Unit

Shall mean the combination of the Series E Shares priced at a Face Value of $100.00 per Series E Share and Senior Warrants to purchase shares of Common Stock on the schedule set forth in Table 1 of Section 2 hereof.

Use of Proceeds (UOP):

The use of the Senior Purchase Price proceeds as set forth in Exhibit C.

Working Account:

The below-listed bank account designated by Company for receipt of the Senior Purchase Price funds transferred by Intermediary from Company Cash Account pursuant to disbursement instructions contained in the AMA. Funds in the Working Account may be deployed at the sole discretion of the Company, subject to the compliance by the Company with the UOP.

Bank Name:	___________
Bank Address:	___________
___________
(___) ______
Account Name:	___________
Account Number:	___________
ABA Number:	___________

All capitalized terms not otherwise defined herein shall have that meaning ascribed to them in the AMA.

2.	Purchase and Sale of Stock.

2.1	Issuance and Sale of Unit Consisting of Preferred Stock and Warrant; Purchase Price.

(a)
Subject to and upon the terms and conditions set forth in this Agreement, at the Company Closing the Company will issue and sell to the Investors, and the Investors, severally and not jointly, shall purchase from the Company that number of Units consisting of:

(i)	SEVEN HUNDRED SIXTY SIX THOUSAND ONE HUNDRED EIGHTY EIGHT (766,190) shares of its Series E Preferred Stock (the “Shares”) as are set forth opposite their respective names on Exhibit A hereto; and,

(ii)
TWENTY FOUR MILLION SEVEN HUNDRED FIVE THOUSAND (24,705,000) warrants to purchase additional Common Shares (the “Senior Warrant”) as are set forth opposite their respective names on Exhibit A hereto, at an average exercise price of $3.1756 per share and an expiration date of THIRTY SIX (36) months from the Company Closing.

(b)
In consideration of the issuance and sale of the individual Units each consisting of ONE THOUSAND FIVE HUNDRED THIRTY TWO (1,532) Series E Shares and FORTY NINE THOUSAND, FOUR HUNDRED TEN (49,410) Senior Warrants as provided for in Table 1 in this Section 2, and in reliance upon the representations, warranties, covenants and agreements made herein by the Company to the Investors, at the Company Closing the Investors shall pay to the Company the amount (the “Senior Purchase Price”) set forth opposite their respective names on Exhibit A hereto by wire transfer of immediately available U.S. funds to the Company Cash Account with the Intermediary using the wire instructions contained in the Section 1 of this Agreement in the definition for the Company Cash Account. The Purchase Price per Unit is $153,238.00, for a total Purchase Price of SEVENTY SIX MILLION SIX HUNDRED NINTEEN THOUSAND DOLLARS ($76,619,000).

(c)
The Conversion of the Series E Shares to Common Shares shall be at the “Series E Conversion Rate.”1 Any partial share amounts will be rounded up to the next full share. The number of Series E Shares that are scheduled to be Converted in each monthly Breakout is shown in the planned Breakout schedule in Table 2 of this Section 2 and titled “Series E Shares Uncovered.”2 The actual number of Series E Shares Uncovered at any Breakout will be calculated using the Breakout Calculator.  The full Senior Purchase Price shall be deposited in the Company Cash Account at the Company Closing, and then subsequently released from the Company Cash Account to the Working Account in monthly installments in accordance with the specific terms and conditions of the AMA, and subject only to the Company’s compliance with the conditions set forth in the AMA.

(d)
No Reversal. For avoidance of doubt, the payment and subsequent deposit of the Senior Purchase Price into the Company Cash Account shall not be reversible under any circumstances not listed in Section 2.1(g). The Company is the sole Party that may receive the Senior Purchase Price disbursements once the Senior Purchase Price has been deposited into the Company Cash Account. The Series E Conversion mechanics and various terms and conditions of this Agreement and the AMA cumulatively set forth and enforce limitations on the rate of the release of the Senior Purchase Price to the Company depending on the (i) valuation and (ii) demand for the Company’s Common Stock. Plainly stated, the Breakouts have been structured with a view towards incentivising the Company to build shareholder value to the targeted Breakout Prices on the targeted time frames set forth in Table 2 of this Section 2. In the event and to the extent that the Company is unable to build value to the targeted Breakout Prices on the targeted time frames, the Company will incur additional dilution at the Series E Conversion Rate for the same Senior Purchase Price paid by the Senior Investors; and, in the event that the demand and volume for the Common Stock are insufficient to justify release of the Scheduled Breakout as shown in Table 2 of this Section 2, then the release of the Senior Purchase Price scheduled for any such Breakout shall be reduced on a pro rated basis to be equal to no more than the “Trailing Volume”3 times the then-current Market Price (the “Available Breakout”).4 Any such reduction, or the difference between the Scheduled Release and the Available Breakout, shall be subject to release from the Draw Account as defined in and provided for in Section A.2.4 of Exhibit A of the AMA.

TABLE 1 - THE UNITS

Units	Series E Shares Per Unit	Total Series E Shares	Senior Purchase Price Per Unit	Total Senior Purchase Price
500	1,532	766,190	$153,238.00	$76,619,000

	Number of Senior Investors	Senior Warrants Per Unit	Senior Warrants	Total Senior Warrant Exercise
	5	49,410.00	24,705,000	$78,455, 405

Senior Warrant	Total Senior Warrants	Exercise Price Per Warrant	Total Senior Warrant Exercise
Warrant A	710,960	$2.4000	$1,706,304
Warrant B	690,253	$2.4720	$1,706,305
Warrant C	669,770	$2.5476	$1,706,306
Warrant D	649,531	$2.6270	$1,706,318
Warrant E	629,556	$2.71 03	$1,706,286
Warrant F	609,864	$2.7978	$1,706,277
Warrant G	2,164,039	$2.8897	$6,253,423
Warrant H	2,311,650	$2.9862	$6,903,049
Warrant I	2,446,192	$3.0875	$7,552,618
Warrant J	2,568,103	$3.1939	$8,202,264
Warrant K	2,677,844	$3.3056	$8,851,881
Warrant L	2,775,873	$3.4229	$9,501,536
Warrant M	2,862,769	$3.5460	$10,151,379
Warrant N	2,938,596	$3.6757	$10,801,458
Total	24,705,000		$78,455,405

(e)  Effectiveness of Amendment to Certificate of Incorporation. In the event that the Company has not made effective an amendment its Certificate of Incorporation within SIX (6) months of the Senior Closing Date, then the Company shall deliver to the Senior Investors another security in the Company that, in the sole discretion of the Senior Investors, is convertible into substantially the same number of Common Shares with the substantially the same protections and rights as the Parties have intended the Series E Shares to hold.

(f)           Intentionally Omitted.

(g)           Redemption Upon Insolvency Event. The Company shall have the right, but not the obligation, to redeem, and the Senior Investors shall have the right, but not the obligation, to sell to the Company, all of the Series E Shares that the Senior Investors may beneficially own at the time of any Insolvency Event for consideration equal to any remaining Senior Purchase Price proceeds in the Company Cash Account at the time of any such Insolvency Event.  As used herein, the term “Insolvency Event” shall mean any event that the Company shall have acquiesced in the appointment of a custodian, trustee or receiver for the Company or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Company; or any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Company and, if instituted against the Company, shall have been consented to or acquiesced in by the Company or shall remain undismissed for 60 days, or an order for relief shall have been entered against the Company.

TABLE 2 – PLANNED RELEASE SCHEDULE OF SENIOR PURCHASE PRICE

2.2	Company Closing; Deliveries.

(a)
The closing of the sale and purchase of the Securities hereunder (the “Company Closing”) shall take place at the offices of the Intermediary, ELCO SECURITIES, LTD., a registered broker dealer operating under license by the Bahamian Government, at Loyalist Plaza, Don Mackay Boulevard, Marsh Harbour Abaco, Bahamas. The Intermediary shall be responsible for administering the Company Closing, including the deposit of the full Senior Purchase Price in the Company Cash Account and providing any and all reasonable assistance relative to the confirmation of such Senior Purchase Price deposit to the Company, its counsel and its independent accountants. The date of the Company Closing is hereinafter referred to as the “Company Closing Date”.

(b)	At the Company Closing, the Company shall deliver, or cause to be delivered, to the Intermediary for the further benefit of each of the Senior Investors (collectively, the “Closing Deliverables”):

(i)
Certificates evidencing the Series E Shares set forth in Exhibit A hereto being purchased by each Senior Investor, registered in the name of each such Senior Investor, against payment to the Company of the Senior Purchase Price by each such Senior Investor;5

(ii)	the Senior Warrants set forth in Exhibit A hereto being purchased by each Senior Investor against payment to the Company of the Senior Purchase Price by each such Senior Investor;

(iii)
an appropriate attorney opinion letter and resolution of the Board of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of the Company Closing Date;

(iv)	a copy of the Certificate of Incorporation as in effect as of the Company Closing Date, certified by the Secretary of the Company; and,

(v)	By-Laws of the Company, certified by its Secretary or Assistant Secretary, as in effect as of the Company Closing Date.

3.
Representations and Warranties of the Company.  The Company hereby represents and warrants to the Senior Investors that the statements contained in this Section 3 are true and correct representations and warranties of the Company.

3.1
Incorporation, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of Delaware.  The Company has full corporate power and all lawful authority to own, lease and operate its properties and assets and to carry on its business as presently conducted or as proposed to be conducted.  The Company is duly qualified or licensed to do business in each jurisdiction where the character of its properties or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect.

3.2
Capitalization.  The authorized capital of the Company (immediately prior to the Company Closing) consists of (i) 5,000,000,000 shares of Common Stock, par value $0.001 per share, of which about 705,000,000 Common Shares are issued and outstanding, leaving 4,295,000,000 Common Shares currently available for issuance upon exercise of the Series E Shares and Senior Warrants. All of the issued, issuable and outstanding shares of the Series E Shares have been duly authorized and validly issued and issuable and are fully paid and non-assessable with no personal liability attached to the ownership thereof, subject only to the amendment by the Company of its Certificate of Incorporation to authorize the issuance of the Series E Shares.  Except for the forgoing, as provided for in Exhibit B and as provided for herein:

(a)
there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments or other agreements or arrangements of any character or nature whatsoever under or pursuant to which the Company is or may become obligated to issue any shares of its capital stock,

(b)
the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any distribution in respect thereof,

(c)	there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company, and

(d)
the Company has no obligation (contingent or otherwise) to issue any subscription, option, warrant, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidence of indebtedness or assets of the Company.

All shares of Common Stock, Series E Shares and all other outstanding securities of the Company have been issued in compliance with all applicable federal and state securities laws.  The table, attached hereto in Exhibit A, sets forth a true and complete list of the names of the record and beneficial owners of the Series E Shares and the number of shares of Common Stock or Series E Shares held by each stockholder of the Company at the Company Closing.  There are no shares of Common Stock or Series E Shares held in the Company's treasury. The Company plans to complete a 1,000:1 reverse stock split on their Common Shares to accommodate the issuance of the Common Shares issuable upon conversion of the Series E Shares and Senior Warrants as provided herein. The Company shall have at least 50,000,000 Common Shares outstanding on a post-split basis (not including the Common Shares potentially issuable upon Conversion of any Series E Shares or Senior Warrants). The Company makes no representation as to its intent to enter into future issuances of common or preferred shares.

3.3
Authority; Due Authorization.  The Company has the full right, power and authority to execute and deliver this Agreement and the Transaction Documents, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.  Except for the effectiveness of the Company’s planned amendment of its Certificate of Incorporation to authorize the issuance of the Series E Shares and to effect a 1000:1 reversed stock split (the “Future Corporate Actions”), the execution and delivery by the Company of this Agreement and the Transaction Documents, the performance by the Company of its obligations hereunder and thereunder, including the authorization, issuance and delivery of the Series E Shares, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary director and stockholder action in respect thereof.  Other than in connection with the Future Corporate Actions, no other proceedings on the part of the Company, its officers, directors or stockholders, are necessary to authorize the execution and delivery of this Agreement or the Transaction Documents and the performance by the Company of its obligations hereunder or thereunder.  This Agreement is and each of the Transaction Documents has been, or, when executed will be, duly executed and delivered by the Company.  This Agreement constitutes, and each of the Transaction Documents when executed will constitute, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditor's rights generally and to general equitable principles.

3.5	Valid Issuance of Securities.

(a)
The Securities, when issued, sold and delivered in accordance with the terms of this Agreement shall be duly and validly issued, fully paid and non-assessable and free of restrictions on transfer, other than restrictions on transfer under this Agreement, the AMA, and applicable state and federal securities laws, and subject to the effectiveness of the Future Corporate Actions.The underlying shares will be “restricted securities” until such date as they are sold pursuant to a registration statement filed with the US Securities and Exchange Commission and declared effective or pursuant to Rule 144.

(b)
The Common Shares issuable upon Conversion of the Series E Shares or exercise of the Senior Warrants shall have been duly and validly reserved for issuance, subject only to the effectiveness of the Future Corporate Actions, and, upon issuance in accordance with the terms of the Series E Shares, this Agreement and the Amended Certificate, shall be duly and validly issued, fully paid and non-assessable and free of restrictions on transfer, other than restrictions on transfer under this Agreement, the AMA and applicable federal and state securities laws.

3.6
Stockholder Agreements.  Except as provided in this Agreement (including the Pro Forma Capitalization Table in Exhibit B which sets forth a projected listing of the shareholders and their respective shareholdings in the Company as of the date of Company Closing), the Series D Shares, the Series E Shares and the relevant provisions of the other Transaction Documents, there are no agreements, written or oral, between the Company and any current holder of its securities, or to the Company's knowledge, among any holders of its securities, relating to the acquisition (including, without limitation, rights of first refusal, anti-dilution or preemptive rights), disposition, registration under the Securities Act, or voting of the Common Stock or Series E Shares.

3.7
Governmental Consents.  All consents, approvals, orders, authorizations, qualifications, designations, declarations or filings with any federal, state or local governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated herein have been obtained and are effective, except for such filings required to be made after the Company Closing under applicable federal and state securities laws, which shall be timely made within the applicable periods therefore, and any filing of registration statements in connection with the registration of the Common Stock to be issued upon conversion of the Series E Shares and exercise of the Senior Warrants.

3.8	Compliance with Other Instruments.

(a)
The Company is not in, nor shall the conduct of its business as proposed to be conducted result in, any violation, breach or default of any term of its Amended Certificate or By-Laws or any judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company its business or operations or any of its assets or properties.

(b)
The execution and delivery by the Company of this Agreement and the Transaction Documents, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby shall not: (i) conflict with or violate any provision of its Amended Certificate or By-Laws, (ii) conflict with, result in a breach of, or constitute (with or without due notice or lapse of time or both) a default under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract to which the Company is a party or (iii) constitute an event which results in the creation of any lien, claim, encumbrance, security interest or charge upon any asset of the Company, the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its material assets or properties.

3.9	Financial Statements; Liabilities.

The Company has made available to the Senior Investors the audited balance sheet as of December 31, 2008 (the “Balance Sheet”) and the audited income statement of the Company for the period ended December 31, 2008 (collectively, the “Financial Statements”).  Any and all public financials as listed on Edgar are also at the disposal of the Senior Investors. Such Financial Statements (i) were prepared from the books and records of the Company; (ii) are true, correct and complete in all material respects; and (iii) present fairly, in all material respects, the financial condition and results of operations of the Company as of the date or dates and for the period or periods therein specified.  The books of account and other financial records of the Company are in good order and have been properly maintained in all material respects.

3.10
Full Disclosure.  The Company has provided the Senior Investors with all information required by the Securities Regulations, which the Company is subject to, in connection with each Senior Investor's decision to purchase the Shares.

4.	Representations and Warranties of the Senior Investors. Each of the Senior Investors hereby represents and warrants, severally and not jointly, to the Company that:

4.1
Organization, Good Standing and Qualification.  Each of the Senior Investors have been duly formed and/or incorporated and is validly existing and in good standing under, and by virtue of, the laws of the jurisdiction of its organization or incorporation, as the case may be, and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

4.2
Investment.  Each of the Senior Investors is an “accredited investor” as defined in Rule 501(a) of the Securities Act, and is acquiring the Series E Shares for its own account, not as a nominee or agent for any other Person, and not with a view to, or in connection with, the sale or distribution thereof in violation of the securities laws of the United States or any state thereof.

4.3
Investigation; Consideration of Risks.  Each of the Senior Investors acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Company with the Company's officers and has had full access to information about the Company that it has requested.  Each Senior Investor further acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant hereto.  Each Senior Investor has such knowledge or experience in financial and business matters that it is capable, either alone or together with its financial and/or legal advisor(s), if any, of evaluating the merits and risks of investing in the Company.  Each Senior Investor realizes that this investment involves a high degree of risk, including the risk of loss of all investment in the Company. Each Senior Investor is able to bear the economic risk of the investment, including the total loss of such investment. Each Senior Investor is experienced and knowledgeable in financial and business matters to the extent that each Senior Investor is capable of evaluating the merits and risks of the prospective investment in the Series E Shares, the Senior Warrants and Common Shares.

4.4
Registration; Restricted Securities Each Senior Investor understands that the Series E Shares, the Senior Warrants and Common Shares issued upon conversion or exercise thereof are restricted securities within the meaning of Rule 144 under the Securities Act and that such Securities could be held for a period of six months or until such time as those shares are registered for sale under the Securities Act or an exemption from such registration is available.  Each Senior Investor further understands that among the conditions for use of Rule 144 may be the availability of current public information about the Company and that such information is not now available. Each Senior Investor understands that the Company shall at its earliest convenience, but not later than 3 months following the purchase of these securities use its best efforts to perform a registration of the Common Shares underlying the Senior Warrants to remove the restrictive legends and allow for sale of such Securities regardless of whether such Securities have become by way of Rule 144, free trading.

4.5
Restrictive Legends.   It is understood that the certificates representing the Series E Shares and Common Shares shall be stamped or otherwise imprinted with a legend substantially in the following form or other form as required by law: THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

4.6
Authority.  Each of the Senior Investors has the full right, power and authority to execute and deliver this Agreement and the Transaction Documents, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.  The execution and delivery by each Senior Investor of this Agreement and the Transaction Documents, the performance by each Senior Investor of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited liability company action in respect thereof on the part of each Senior Investor.  No other proceedings on the part of the Senior Investors are necessary to authorize the execution and delivery of this Agreement or the Transaction Documents and the performance by the Senior Investors of their obligations hereunder or thereunder.  This Agreement is, and the Transaction Documents have been, or, when executed will be, duly executed and delivered by the Senior Investors.  This Agreement constitutes, and each of the Transaction Documents when executed will constitute, valid and binding obligations of each of the Senior Investors, enforceable against each Senior Investor in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditor's rights generally and to general equitable principles.

4.7
No Public Market.  Each of the Senior Investors understands that limited or no public market now exists for any of the Series E Shares, and that the Company has made no assurances that a public market will ever exist for the Series E Shares.

4.8
Affirmative Covenant of Senior Investors; Beneficial Ownership. No Senior Investor shall hold in excess of 9.99% of the issued and outstanding Common Shares at any time; each of the Senior Investors shall not convert Series E Shares or exercise the Senior Warrants or receive shares of Common Stock issuable hereunder to the extent that after giving effect to such Conversion or exercise, any Senior Investor, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such Conversion or exercise.

4.9
Affirmative Covenant of Senior Investors; Compliance. In the event and to the extent that any Company registration statement filed pursuant to the terms hereof is declared effective by the SEC, the Company shall deliver electronic copies of such effective registration statement to the Senior Investors and to the Intermediary, including the Company’s prospectus included in such effective registration statement (the “Prospectus”). The Senior Investors hereby covenant and agree to comply with the requirement of Section 5 of the Securities Act of 1933 (the “Securities Act”) to deliver said electronic or other copy of the Prospectus as supplied by the Company to their respective broker(s) upon any sale by any Senior Investor of the registered Common Shares; provided, however, that Rule 144 of the Securities Act is not otherwise available.

5.	Affirmative Covenants of the Company. The Company covenants to the Senior Investors as follows:

5.1
Removal of Restrictive Legend.  The legend set forth in Section 4.5 above shall be removed by the Company and its transfer agent from any certificate evidencing the Common Shares upon delivery to the Company of an opinion of counsel that a registration statement under the Securities Act is at that time in effect with respect to the Common Shares or that the Common Shares can be freely transferred in a public sale without such a registration statement being in effect and that such transfer shall not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Common Shares.

5.2	Basic Financial Information and Reporting.

(a)
The Company will maintain books and records that are true in all material respects in which entries that are complete and correct in all material respects will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under GAAP consistently applied.

(b)
As soon as practicable, and within ninety (90) days thereafter until 1 year after the full exercise of the Senior Warrants, the Company will furnish each Senior Investor with an audited balance sheet of the Company, as at the end of such fiscal year, and audited statements of income and cash flows of the Company, for such year, all prepared in accordance with GAAP consistently applied. The provision of these statements may be in direct mailings or public filings with the US Securities and Exchange Commission.

5.3
Inspection Rights.  For so long as any Senior Investor continues to hold Common Shares greater than or equal to 4.99% of the Company’s total outstanding Common Shares, the Senior Investors shall have the right, but not the obligation, to appoint one non-voting observer to the Company’s Board of Directors (the “Observer”), which Observer shall have the right to participate in all Company board meetings, visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times during business hours and as often as may be reasonably requested.  Notwithstanding the foregoing, (i) the Company reserves the right to withhold any information and to exclude such Observer from any meeting, or any portion thereof, as is reasonably determined by the Chairman of the Board or a majority of the members of the Board of Directors or the audit committee thereof (in the case of audit committee meetings) to be necessary for purposes of confidentiality, competitive factors, attorney-client privilege or other reasonable purposes; and (ii) that in no event shall the failure to provide the notice described above invalidate in any way any action taken at a meeting of the Board of Directors or any meeting of the audit committee thereof. The rights granted hereby shall be in addition to, and not in limitation of, any rights afforded stockholders under the General Corporation Law of the State of Delaware. The Senior Investors hereby designate Catwalk Capital, LLC as the Observer.

5.4
Securities Filings.  The Company shall timely make, within the applicable periods therefore, all filings required to be made after the Company Closing under applicable federal and state securities laws in connection with the offer and sale of the Common Shares.

6.
Obligations of the Company at Closing.  At the Company Closing, the Company shall deliver the Closing Deliverables provided for in Section 2.2 hereof to the Senior Investors or the Intermediary for the further benefit of the Senior Investors.

7.	Obligations of the Senior Investors at Closing. At the Company Closing, the Senior Investors shall deliver to the Company the following, with a copy to the Intermediary:

(a)
The aggregate Senior Purchase Price required to be paid by each Senior Investor with respect to its purchase of the Shares hereunder shall be deposited in the Company Cash Account and verified by the Company and/or the Company’s attorneys or independent accountants.

(b)           A signed Subscription Agreement from each Senior Investor.

8.           Miscellaneous.

8.1
Survival of Representations, Warranties and Agreements.  The representations and warranties in this Agreement, including any rights arising out of any breach of such representations and warranties, shall survive the Company Closing for a period of two years.  All covenants in this Agreement, including any rights arising out of any breach thereof, shall survive the Company Closing for the periods specified in Section 5; provided that if no period is specified such covenants shall survive indefinitely.

8.2
Transfer; Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.  The Company may not assign its rights and obligations hereunder without the consent of the Senior Investors.  The provisions of this Section 8.2 shall not limit the Senior Investors' ability to assign their rights and obligations under any Transaction Document, subject only to compliance with applicable securities laws.

8.3
Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles or conflicts of law.

8.4
Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.  This Agreement may be executed by facsimile signature and/or a scan of any such signature into electronic format.

8.5	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6
Notices.  Except as may be provided herein, all notices, requests, waivers and other communications under this Agreement shall be in writing and shall be conclusively deemed delivered and effective (i) when hand delivered to the other party, (ii) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (iii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery or (iv) in the case of a facsimile transmission, upon transmission thereof by the sender and the issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error; provided, however, that the sender shall contemporaneously mail a copy of the notice to the addressee by the method provided for in (i) or (ii) above, but such mailing shall in no way alter the time at which the notice sent by facsimile transmission is deemed received, in each case to the intended recipient as set forth below:

If to the Company, at

EcoSystem Corporation
One Penn Plaza, Suite 1612
New York, New York 10119
Attention:                      Secretary
Facsimile:                      1-646-572-6336

If to any of the Senior Investors, to the addresses set forth in Exhibit A.

All notices sent hereunder shall be scanned and downloaded into the Catwalk Portal, https://catwalkcapital.firmex1.com.

Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

8.8
Fees and Expenses.  Except as otherwise expressly provided herein, the Company and each Senior Investor will each pay their own respective costs and expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, attorneys' fees, accountants' fees and other professional fees and expenses.

8.9
Amendments and Waivers.  Any term of this Agreement may be amended, only in writing signed by the Company and the Senior Investors.  Any amendment or waiver effected in accordance with this Section 8.9 shall be binding upon the Senior Investors and each transferee of the Common Shares and Series E Shares, each future holder of all such securities and the Company.

8.10
Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms

8.11
Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.12
Entire Agreement.  This Agreement and the documents referred to herein, including the Transaction Documents and the Letter Agreement, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

8.13
Confidentiality.  The Senior Investors agree that they will keep confidential and will not disclose, divulge or use for any purpose other than to evaluate and monitor their investment in the Company any confidential, proprietary or secret information which the Senior Investors may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to the Senior Investors pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder or under any Transaction Document (“Confidential Information”), unless such Confidential Information is known, or until such Confidential Information becomes known, to the public (other than as a result of a breach of this Section 8.13 by the Senior Investors); provided, however, that the Senior Investors may disclose Confidential Information (i) to their attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with evaluating and monitoring the Senior Investors' investment in the Company, (ii) in connection with any legal proceeding relating to this Agreement or any of the Transaction Documents or (iii) as may otherwise be required by law, provided that the Senior Investors take reasonable steps to minimize the extent of any such required disclosure.  Subject to the provisions of this Section 8.13, the Senior Investors shall use, and shall use their best efforts to ensure that their authorized representatives use, the same degree of care as the Senior Investors use to protect their own confidential information to keep confidential any Confidential Information furnished to them, except that the Senior Investors may disclose such Confidential Information to any partner, member, subsidiary or parent of the Senior Investors so long as such partner, member, subsidiary or parent is advised of the confidentiality provisions of this Section 8.13 and agrees to be bound thereby. The Company shall notify investor prior to delivery of any information which would place the investors in an insider knowledge position and await confirmation that such information is acceptable to the investors. Any Confidential Information shall be stamped or labeled as "Confidential.”

8.14
Adjustments for Stock Splits, Etc.  Where in this Agreement there is a reference to a specific number of shares of Securities, then, upon the occurrence of any subdivision, combination, stock dividend or stock split, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect of such subdivision, combination, stock dividend or stock split on the outstanding shares of stock.

8.15
Legal Fees.  If any Action is necessary to enforce or interpret the terms of this Agreement or any of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

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1
The rate at which the Series E Shares shall be convertible into Common Shares, which rate shall be equal to the number of Series E Shares to be converted times ONE HUNDRED DOLLARS ($100.00) (the “Face Value”) per Series E Share, divided by the “Breakout Price” specified in the schedule provided in Table 2 of Section 2 hereof (the “Series E Conversion Rate”); provided, however, that if the Market Price for the Common Shares is LESS than the “Minimum Conversion Price” specified in the schedule provided in Table 2 of Section 2 hereof at the time of conversion, then the Series E Conversion Rate for the amount of Series E Shares to be converted that month shall be equal to SIXTY PERCENT (60%) of the Market Price (the “Protected Conversion Rate”).

2	The Series E Conversion Rate shall apply in all cases notwithstanding the planned schedule of Breakouts shown in Table 2 of Section 2 hereof.

3	The “Trailing Volume” shall equal the average daily volume for the Common Shares during the trailing 30 calendar days multiplied by the number of trading days during the trailing 30 calendar days.

4	The “Available Breakout” shall equal the product of 20% times the Trailing Volume times the Market Price.

5	The Company shall file and make effective prior to or at the Company Closing its Certificate of Designations for the Series E Shares.

 PAGE

IN WITNESS WHEREOF, the parties have executed this Unit Subscription Agreement as of the date first written above.

COMPANY:
ECOSYSTEM CORPORATION

By:
Name:           Kevin Kreisler
Title:           Chairman
Date:           July 24, 2009

SENIOR INVESTORS:
COPPERBOTTOM INVESTMENTS, LTD.
By:
Its:

By:           /s/Enit Riviere
Name:           Enit Riviere
Title:           Director
Date:           July ____, 2009

ABSENTIA HOLDINGS, LTD.
By:
Its:

By:           /s/ John E, King
Name:           John E. King
Title:           Director
Date:           July ____, 2009

ON TIME INVESTMENTS, LTD.
By:
Its:

By:           /s/ Louise Maury
Name:           Louise Maury
Title:           Director
Date:           July ____, 2009

AGRI-TECHNOLOGIES INTERNATIONAL, LTD.
By:
Its:

By:           /s/ Derek Benjamin
Name:           Derek Benjamin
Title:           Director
Date:           July ____, 2009

BRITANNIA SECURITIES INTERNATIONAL, LTD.
By:
Its:

By:           /s/ Michael Dean
Name:           Michael Dean
Title:           Director
Date:           July ____, 2009

EXHIBIT A
SHAREHOLDER LIST

 PAGE

 PAGE

EXHIBIT B

PROFORMA CAPITALIZATION TABLE

 PAGE

EXHIBIT C
EXAMPLE USE OF PROCEEDS

The Senior Purchase Price proceeds shall be disbursed by the Intermediary to and used by the Company according to the following example schedule:

Step 1 Determine the amount of the Senior Purchase Price to be released to the Company’s Working Account from the Company Cash Account
1. Date 2/15/10
2. Breakout Number 2
3. Scheduled Breakout $ 588,400
4. Trailing Volume (number of Common Shares)1 1,471,000
5. Market Price (dollars per Common Share) $ 2.00
6. Available Breakout (Line 4 x Line 5 x 20%)2 $ 588,400
7. Is the Available Breakout less than the Scheduled Breakout? No
If yes, then the Breakout Deficiency is (Line 3- Line 6) $ N/A
If no, then the Breakout Surplus is (Line 6 – Line 3) $ N/A
Use the Draw Account if there is a Breakout Deficiency as follows:
8. Availability in Draw Account: $4,000,000
9. Is the availability in Draw Account greater than the Breakout Deficiency? No
If yes, then the Eligible Draw is equal to Line 7 $ N/A
If no, then the Eligible Draw is equal to Line 8 $ N/A
10. Is the Eligible Draw greater than the Maximum Monthly Draw ($1,000,000)? No
If yes, then the Eligible Draw is equal to the Maximum Monthly Draw $ N/A
If no, then the Eligible Draw is equal to Line 9 $ N/A
11. Calculate the “Gross Funds”3 to be disbursed (Line 6 + (Lesser of Line 9 or 10)) $ N/A
If there is no Breakout Deficiency then:
12. Calculate the Gross Funds to be disbursed (Line 6 + Line 7) $ N/A
Step 2 Calculate Fees for Disbursement
13. Gross Funds to be disbursed (Line 11 + Line 12) $ 588,400
14. Disburse Catwalk Fee to Catwalk (Line 13 x 10%) $ 58,840
15. Disburse Lead Senior Investor Fee to Lead Senior Investor (Line 13 x 1.6%) $ 9,414
16. Disburse Intermediary Monthly Fee (pay full year in advance at rate of $3,000 per year) $ -
17. Disburse Intermediary Annual Fee (pay full year in advance at rate of $6,000 per year) $-
18. “Net Funds” to be disbursed (Line 13 – Line 14 – Line 15 – Line 16 – Line 17) $ 520,146
Disburse Line 18 to the Working Account unless Line 8 is less than $5,000,000, in which case:
19. Disburse the first Net Funds up to $1,000,000 to the Working Account; then
20. Disburse the next Net Funds to the Draw Account until the availability on the Draw Account returns to $5,000,000; and then
21. Disburse any remaining Net Funds to the Working Account.
Step 3 Authorized Use of Net Funds Received by Company
22. Public Relations (to be paid directly by Company at rate of $25,000 per month) $25,000
23. General Working Capital, for Use at Company’s Discretion $ 495,146

1The “Trailing Volume” shall equal the average daily volume for the Common Shares during the trailing 30 calendar days multiplied by the number of trading days during the trailing 30 calendar days.
 2The “Available Breakout” means the product of 20% times the Trailing Volume times the then-current Market Price.

3“Gross Funds” shall mean either (a), in the case of a Breakout Deficiency (or when the Available Breakout is less than the Scheduled Breakout), the sum of the Available Breakout and the Eligible Draw; and (b), in the case of a Breakout Surplus, the sum of the Available Breakout and the Breakout Surplus (or when the Available Breakout is more than the Scheduled Breakout). “Net Funds” shall equal the Gross Funds less the Fees payable at any individual Breakout.

EXHIBIT D
SERIES E CONVERSION NOTICE9

The actual amount of Series E Shares to Uncover upon each Breakout can be calculated by the Intermediary with the Breakout Calculator, which shall also automatically generate a conforming Series E Conversion Notice for each Breakout, an example of which is shown here:

9	This form of Series E Conversion Notice shall be filled out and submitted to the Company at the time of each Breakout.